UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 25, 2013

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 25, 2013, Unifi, Inc. (the “Registrant”) and its subsidiary Unifi Manufacturing, Inc. (“UMI”), as borrowers, entered into a Second Amendment to Credit Agreement (the “Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”), as agent for the lenders, and the lenders party thereto (the “Lenders”), which Amendment amends that certain Credit Agreement dated as of May 24, 2012, as amended by that certain First Amendment to Credit Agreement dated as of December 27, 2012, among the Registrant, UMI, Wells Fargo and the Lenders (the “Credit Agreement”), providing for a $150 million senior secured credit facility (the “Facility”). The Facility consists of a $100 million revolving credit facility (the “Revolver”) and a $50 million term loan (the “Term Loan”). Certain capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement, which has been filed by the Registrant as an Exhibit to previous reports under the Securities Exchange Act of 1934, as amended. The primary purposes of the Amendment are to increase the Registrant’s liquidity through reloading the Term Loan back to $50 million and improve the Registrant’s flexibility to execute its previously announced business strategies by eliminating share repurchases from the Fixed Charge Coverage Ratio calculation.

Effective upon its execution, the Amendment, among other things, (a) sets the interest rates on the Term Loan at the Base Rate plus an Applicable Margin of 1.25% or the LIBOR Rate plus an Applicable Margin of 2.25%, (b) reduces the letter of credit sublimit to $10 million, and (c) revises the definition of “Fixed Charges” in Schedule 1.1 of the Credit Agreement to provide that the amount of Fixed Charges, in addition to other items previously excluded, excludes voluntary principal prepayments of the Term Loan and all principal prepayments of the previously disclosed Term B loan pursuant to the Credit Agreement dated as of May 24, 2012 among the Registrant and UMI, as borrowers, and Wilmington Trust, National Association, as administrative agent, and MacKay Shields LLC, solely in its capacity as investment advisor or sub-adviser with investment authority for certain discretionary client accounts.

The Credit Agreement contained a financial covenant that the Loan Parties under the Credit Agreement are required to maintain a Fixed Charge Coverage Ratio on a monthly basis of at least 1.05 to 1.0, in the event Excess Availability (as defined in the Credit Agreement) fell below the greater of $10 million or 15% of the Maximum Revolver Amount. Effective upon its execution, the Amendment (a) modifies the requirement to maintain the Fixed Charge Coverage Ratio to when Excess Availability falls below the greater of $10 million or 20% of the Maximum Revolver Amount and (b) revises the calculation of the “Fixed Charge Coverage Ratio” defined in Schedule 1.1 of the Credit Agreement to exclude the Registrant’s share repurchases permitted under the Credit Agreement. The Registrant had Excess Availability as of June 25, 2013 of $42.2 million.

Upon satisfaction of certain conditions specified in the Amendment, including receipt of updated appraisals on certain real property satisfactory to the Lenders and the Registrant’s submission of a borrowing certificate, the Amendment (a) provides for a “re-load” of borrowings under the Term Loan back to $50 million, (b) resets the calculation of eligible machinery and equipment and eligible real property collateral with an increased advance rate that declines on a quarterly basis, (c) replaces the $1.8 million fixed quarterly principal payments on the Term Loan with payments (if any) based on the amount that the outstanding balance of the Term Loan exceeds a calculation of eligible collateral using the advance rates described above and (d) extends the maturity date of the Facility by one year to May 24, 2018. The Registrant had $42.8 million outstanding under the Term Loan as of June 25, 2013.

The Amendment also provides, after the second anniversary date of its execution, for a reset of the advance rates used in the calculation of eligible machinery and equipment and eligible real property collateral upon satisfaction of certain additional conditions, including (a) receipt of updated appraisals on certain machinery and equipment and real property satisfactory to the Lenders, (b) Loan Party pro forma Excess Availability greater than $20 million for the prior 30 days, (c) Loan Party EBITDA greater than $30 million for the preceding 12 fiscal month period (excluding earnings of any Person in which any of the Loan Parties have an Equity Interest, regardless of whether or not such amounts have been received by any of the Loan Parties in the form of cash distributions), (d) Loan Party Fixed Charge Coverage Ratio of at least 1.0 to 1.0 (for which calculation the Fixed Charge Coverage Ratio will include the Registrant’s share repurchases permitted under the Credit Agreement), and (e) an officer’s certificate from Registrant as to the satisfaction of the required conditions.

In connection with the Amendment, the Registrant paid the Lenders a fee of $125,000. Other than in respect of the Facility, neither the Registrant nor any of its affiliates has any material relationship with any of the other parties to the Credit Agreement or the Amendment, other than that Bank of America, N.A. and Wells Fargo have performed, and may in the future perform, for the Registrant and its affiliates, various commercial banking, investment banking, underwriting, trust and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing discussion of the terms of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is included as Exhibit 4.1 to this Form 8-K.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The discussion under Item 1.01 above is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

4.1

Second Amendment to Credit Agreement, dated as of June 25, 2013, by and among the Registrant and Unifi Manufacturing, Inc., as borrowers, Wells Fargo Bank, N.A., as agent for the lenders, and certain lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/s/ Ronald L. Smith
Ronald L. Smith
Vice President and Chief Financial Officer

Dated:     June 26, 2013

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

4.1

Second Amendment to Credit Agreement, dated as of June 25, 2013, by and among the Registrant and Unifi Manufacturing, Inc., as borrowers, Wells Fargo Bank, N.A., as agent for the lenders, and certain lenders party thereto.